PROSPECTUS SUPPLEMENT DATED MAY 1, 2007
(To Prospectus dated March 28, 2007)

Registration Statement No. 333-14134
Rule 424(b)(3)

Investors Real Estate Trust
496,501 Common Shares of Beneficial Interest

This Prospectus Supplement relates to the potential offer and sale, from time to time, by the Selling Shareholders, of up to 496,501 common shares of beneficial interest of Investors Real Estate Trust (IRET), if and to the extent that such Selling Shareholders exchange their units of limited partnership interest in IRET Properties, a North Dakota Limited Partnership, for IRET common shares of beneficial interest.  This Prospectus Supplement updates certain information included in our Prospectus dated March 28, 2007, and should be read together with the Prospectus, which is to be delivered with this Prospectus Supplement.

The table of Selling Shareholders appearing on page 13 of the Prospectus is hereby revised as follows:

The information included in the table of Selling Shareholders for Ridgedale Estates I and Ridgedale Estates II is hereby deleted, and is replaced with the information set forth in the table below.

Name of Selling Shareholder	Shares Owned Prior to the Offering(1)	Shares Being Offered (2)	Shares Owned After the Offering (3)	Percentage of Shares Owned After The Offering
Wayne Schmidgall	29,025.000	29,025.000	0	*
1998 Family Limited Partnership, Floyd Schmidgall, Trustee	38,834.000	38,834.000	0	*
Loren Gunderson	38,834.000	38,834.000	0	*